Exhibit 99.1 Press Release

PRESS RELEASE

FOR IMMEDIATE RELEASE

Capstone Companies and Coppermine Ventures Sign MOU

to Initiate Strategic Collaboration

Deerfield Beach, FL – March 14, 2025. Capstone Companies, Inc. (OTCQB: CAPC) announced today that Capstone and Coppermine Ventures, LLC, a private Maryland company that operates year-round health, fitness and social activities facilities (“Facilities”) in the State of Maryland, entered into a Memorandum of Understanding (“MOU”) stating their intent to produce a plan for development of an online customer registration and management application (Application) by Capstone for Coppermine organization’s 20 Facilities. The development of the Application is subject to acceptance of the Plan, signing of a definitive application development agreement with Capstone and funding of development fees and costs by Coppermine. The companies expect the completion of the Plan by May 31, 2025, and hope to implement a CRM Application in 2025.

“The Memorandum of Understanding (MOU) is another step forward in the health, fitness and social activities business (HFS business) by Capstone and in its relationship with Coppermine. Besides improving Coppermine’s operations, a functioning Application could potentially be licensed by Capstone to third party operators in the health, fitness and social activities industry as well as be used in any future HFS business facilities developed or acquired by our company,” said Stewart Wallach, Capstone’s Chairman of the Board of Directors.

Coppermine has provided working capital funding for Capstone’s basic corporate maintenance overhead through the third fiscal quarter of 2025 and Coppermine’s founder, owner and manager is Alexander Jacobs, who is also Capstone’s Chief Executive Officer and a director.

About Capstone. Capstone is engaged in the development of HFS business and licensing of its Connected Chef smart device.

About Coppermine. Coppermine is the managing company for a HFS business that operates 20 HFS business facilities in State of Maryland that annually services estimated 35,000 customers. Coppermine’s offerings include pickle ball, padel, field sports (e.g. soccer, football, lacrosse), basketball, and swimming as well as food-drink gardens or sports bars and live entertainment.

FORWARD-LOOKING STATEMENTS. Except for statements of historical fact in this press release, the information contained in this press release may contain forward-looking statements, which statements are characterized by words like “seeking,” “should,” “may,” “intend,’ “expect,” “hope,” “believe,” “anticipate” and similar words. Forward looking statements are not guarantees of future performance and undue reliance should not be placed on them. Forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any statements about future performance or results expressed or implied by such forward-looking statements. If Coppermine accepts the Plan and enters into the Agreement, the ability of the Company to develop the CRM Application will depend on funding of that development fees and costs by Coppermine. The Company’s operations during 2024 and into 2025 consisted of the development of year-round health, fitness and social offering business (“HFS business”) and licensing of its existing Connected Chef product line to third party distributors and manufacturers. The Company relies on working capital funding from third parties, including Coppermine, to sustain its corporate existence and fund meeting the compliance costs of an SEC reporting company with its stock quoted on the OTC QB Venture Market. The Company will require additional third-party funding in 2025 to implement the HFS business and fully pursue the Connected Chef product licensing, which funding as not be obtained as of the date of this Form 8-K report. Further, additional working capital funding is needed to meet corporate compliance costs beyond the third fiscal quarter of 2025. The business and financial results of other companies, like Coppermine, should not be construed as an indication or representation of the future financial and business results of the Company in the HFS business. The Company is a “penny stock” company with limited public market liquidity and no primary market makers. Further, the public auditors of the Company have expressed doubt as to the Company as a going concern. Any investment in Company’s common stock is highly risky and should only be considered by investors who can afford to lose their entire investment. The risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the SEC should be carefully considered prior to any investment decision. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by applicable securities laws. The reader is cautioned not to place undue reliance on any forward-looking statement.